[Letterhead of Debevoise & Plimpton]


                                February 4, 1998



Delta Mills, Inc.
233 North Main Street, Suite No. 200
Greenville, South Carolina  29601


         Re:      Registration Statement on Form S-4 of Delta Mills, Inc.
                  and Delta Mills Marketing, Inc. (Registration No. 333-37617)


Ladies and Gentlemen:

         We have acted as special New York counsel to Delta Mills, Inc., a Delaware corporation (the "Company"), and Delta Mills Marketing, Inc., a Delaware corporation (the "Guarantor"), in connection with the preparation of this opinion letter and the filing thereof with the Securities and Exchange Commission (the "Commission") as an exhibit to a post-effective amendment to the Registration Statement on Form S-4 referred to above (as so amended, the "Registration Statement"). We understand that the Registration Statement relates to the proposed exchange by the Company of $150,000,000 aggregate principal amount of the Company's unsecured 9 5/8% Series B Senior Notes due 2007 (the "New Notes"), which will be guaranteed on an unsecured basis by the Guarantor (such guarantee, the "New Guarantee"), for $150,000,000 aggregate principal amount of the Company's unsecured 9 5/8% Series A Senior Notes due 2007 (the "Existing Notes") which are guaranteed on an unsecured basis by the Guarantor (such guarantee, the "Existing Guarantee"). We further understand that the Existing Notes were issued and the Existing Guarantee was given pursuant to the Indenture, dated as of August 25, 1997, among the Company, the Guarantor and The Bank of New York as trustee (the "Trustee"), and that the New Notes will be issued and the New Guarantee will be given pursuant to such Indenture, as amended by Amendment No. 1 thereto dated as of December 30, 1997 (as so amended, the "Indenture").


         In so acting, we have examined and relied upon photocopies, provided to us on your behalf by your counsel Wyche, Burgess, Freeman & Parham, P.A. and identified by them to us as being complete and correct copies, of (i) the Indenture, (ii) the form of the New Notes, in the form to be executed by the Company and authenticated by the Trustee, marked to show changes from the form of New Note attached to the Indenture as Exhibit A, (iii) the form of the New Guarantee, in the form to be executed by the Guarantor and endorsed upon the New Notes, marked to show changes from the form of New Guarantee attached to the Indenture as Exhibit C, (iv) the Purchase Agreement, dated August 20, 1997 (the "Purchase Agreement"), among the Company, the Guarantor, and NationsBanc Capital Markets, Inc. as Initial Purchaser (the "Initial Purchaser") and (v) the Registration Rights Agreement, dated as of August 25, 1997, among the Company, the Guarantor and the Initial Purchaser. We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.


         In all such examinations, we have assumed without investigation the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon, and have assumed without investigation the accuracy of, the representations and warranties contained in the


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Purchase Agreement and other statements of or information from public officials and officers and representatives of the Company, the Guarantor and others.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions hereinafter expressed, we are of the opinion that:

         1. When executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered against exchange therefor of the Existing Notes pursuant to the exchange offer described in the Registration Statement, the New Notes will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.


         2. When executed by the Guarantor and endorsed upon the New Notes in accordance with the terms of the Indenture, and upon the execution, authentication and issuance of the New Notes in accordance with the terms of the Indenture and delivery of the New Notes (with the New Guarantee so endorsed thereon) against exchange therefor of the Existing Notes (including the Existing Guarantee endorsed thereon) pursuant to the exchange offer described in the Registration Statement, the New Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

         The foregoing opinion is limited by and subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally and (ii) general principals of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing, and standards of materiality. General principles of equity may limit the enforceability of (without limitation) any provision that any waiver or amendment may only be effected in writing, any exculpation of a party from liability to the extent arising from its unlawful conduct, any provision that a guarantee is enforceable regardless of any circumstance that might constitute a legal or equitable discharge or defense of the guarantor (including invalidity or unenforceability of any guaranteed obligation), or any severability provision. The enforceability of any provision that an agreement may not be used to interpret another agreement may be limited by and subject to the authority of a court to apply rules of evidence or procedure.


         With your permission, for purposes of the opinion expressed herein, we have assumed without investigation that (i) the Company, the Guarantor and the Trustee are and at all prior times have been duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, (ii) the parties to the Indenture had and have the corporate power and authority to enter into and perform the Indenture, the Indenture has been duly authorized, executed and delivered by each of them, and the Indenture is valid, binding and enforceable with respect to the Trustee, (iii) the Company has the corporate power and authority to execute, deliver and perform the New Notes, and the Guarantor has the corporate power and authority to execute, deliver and perform the New Guarantee, and (iv) the New Notes have been duly authorized by the Company, and the New Guarantee has been duly authorized by the Guarantor.

         We express no opinion as to the effect of any laws regarding fraudulent transfers or conveyances. We express no opinion as to the laws of any jurisdiction other than the internal laws of the State of New York.

         Except to the limited extent described in the first sentence of this opinion letter, we have not participated in the preparation or filing with the Commission of the Registration Statement or in any of the transactions described therein or relating thereto, including but not limited to the execution and delivery of the Indenture and the Existing Notes and Existing Guarantee and the initial offering, issuance and sale of the Existing Notes and Existing Guarantee, and we do not assume any obligation with respect thereto. The opinion expressed herein is rendered as of the date of this opinion letter, and we assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change any opinion expressed herein after the date hereof.


        We have provided a copy of this opinion to your counsel Wyche, Burgess, Freeman & Parham, P.A. Such counsel may rely on this opinion in giving their opinion to be filed as an exhibit to the Registration Statement.


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         We consent to the filing of this opinion letter as an exhibit to the
Registration Statement. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission hereunder.

                                                     Very truly yours,

                                                     /s/ DEBEVOISE & PLIMPTON

                                                     DEBEVOISE & PLIMPTON


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